UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2019

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-33177	22-1897375
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 Crawfords Corner Road, Suite 1405, Holmdel, NJ	07733
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNR	New York Stock Exchange
6.125% Series C Cumulative Redeemable Preferred Stock	MNR-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Monmouth Real Estate Investment Corporation (“Monmouth” or the “Company”) has entered into an Amended and Restated Credit Agreement, dated as of November 15, 2019 (the “Amended Agreement”), among Monmouth, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Bank of Montreal, as administrative agent (“BMO”) .. The Amended Agreement amends and restates the Credit Agreement dated as of August 27, 2015 (“Prior Credit Agreement”) to, in part, provide an additional $100.0 million of bank commitments, extend the current maturity date, and reduce the capitalization rate used for valuation from 6.5% to 6.25%, thus increasing the value of the borrowing base properties. Additionally, in connection with the Amended Agreement overall pricing was improved by a range of 5 basis points to 35 basis points, based on Monmouth’s leverage levels. The Amended Agreement provides Monmouth with a $300.0 million unsecured credit facility that is comprised of two tranches:

●	a $225.0 million unsecured revolving credit facility (the “Revolver”) that, based on Monmouth’s overall current leverage, bears interest at a spread of 145 basis points over LIBOR

●	a $75.0 million unsecured term loan (the “Term Loan”) that, based on Monmouth’s overall current leverage, bears interest at a spread of 140 basis points over LIBOR

The Amended Agreement includes an accordion feature that will allow Monmouth to further increase the unsecured credit facility to $400.0 million, under certain conditions. The Revolver currently bears interest at a rate of 3.21% and will mature on January 31, 2024, with two options to extend for additional six-month periods. The Term Loan will mature on January 31, 2025. To reduce floating interest rate exposure, Monmouth also entered into an interest rate swap agreement to fix LIBOR on the entire $75.0 million for the full duration of the Term Loan. At closing, the all-in rate on the $75.0 million Term Loan was 2.92%.

The Amended Agreement was arranged by BMO Capital Markets Corp, J.P. Morgan Chase Bank, N.A. (“JPMorgan”), and RBC Capital Markets (“RBC”), who served as joint lead arrangers and joint book runners. Bank of Montreal served as administrative agent and JPMorgan and RBC acted as co-syndication agents.

Availability under the Amended Agreement is limited to 60% of the value of the borrowing base properties. The value of the borrowing base properties is determined by dividing (i) an amount equal to four times the consolidated quarterly net operating income, as defined in the Amended Agreement, generated by the Company’s unencumbered, wholly-owned industrial properties, by (ii) a capitalization rate of 6.25%. The Company currently has $10.0 million drawn down under the Revolver and $75.0 million outstanding under the Term Loan.

Further, the interest rate for borrowings under the Revolver is lower than the interest rate for borrowing under the Prior Credit Agreement’s unsecured credit facility. The loans issued under the Revolver will, at the Company’s election, either i) bear interest at LIBOR plus 135 basis points to 205 basis points, depending on the Company’s leverage ratio, or ii) bear interest at the Base Rate plus 35 basis points to 105 basis points, depending on the Company’s leverage ratio. The interest rate for borrowings under the Term Loan will, at the Company’s election, either i) bear interest at LIBOR plus 130 basis points to 200 basis points, depending on the Company’s leverage ratio, or ii) bear interest at the Base Rate plus 30 basis points to 100 basis points, depending on the Company’s leverage ratio.

In addition, the Company incurs a commitment fee on the average daily unadvanced portion of the total amount committed under the Revolver at a rate of 0.20% per annum if average daily borrowings under the Revolver are equal to or greater than 50% of the commitment then in effect, or 0.30% per annum if average daily borrowings under the Revolver are less than 50% of the commitment then in effect, which fee will be payable quarterly based on outstanding borrowings and the unadvanced portion of the total amount committed under the Revolver during the applicable quarter.

The Amended Agreement contains customary negative covenants similar to the Prior Credit Agreement, including, but not limited to, restrictions on the incurrence of liens, the sale of assets and other fundamental corporate changes. Moreover, the Amended Agreement also requires the Company to satisfy various affirmative and financial covenants including, without limitation, maintenance of REIT status, a maximum leverage ratio, a minimum debt service coverage ratio, an unsecured leverage ratio, and a minimum tangible net worth threshold. The Amended Agreement includes the same events of default and remedies upon an event of default as the Prior Credit Agreement, including acceleration of the amounts due under the Amended Agreement.

The obligations of the Company under the Amended Agreement are guaranteed by each direct and indirect wholly owned subsidiary of the Company that owns a borrowing base property.

Affiliates of BMO, JPMorgan and RBC have, from time to time, performed, and may in the future perform, various financial advisory, investment banking and general financing services for the Company, for which they have received, and will receive, customary fees and expenses.

The description of the Amended Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the complete Amended Agreement that is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release announcing the above transaction is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On November 18, 2019, the Company issued a press release announcing that it entered into the Amended Agreement which amends the unsecured credit facility under the Prior Credit Agreement. A copy of the press release is furnished with this Current Report on Form 8-K and incorporated herein by reference.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibits 99.1) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibits 99.1) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated November 15, 2019, among Monmouth Real Estate Investment Corporation, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, Bank of Montreal, as administrative agent, BMO Capital Markets Corp., JPMorgan Chase Bank, N.A. and Royal Bank of Canada, as joint lead arrangers and joint book runners, and JPMorgan Chase Bank, N.A. and Royal Bank of Canada, as co-syndication agents.

99.1	Press Release, dated November 18, 2019 (furnished only)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Date:	November 18, 2019	By:	/s/ Kevin S. Miller
Kevin S. Miller, Chief Financial Officer, its principal
financial officer and principal accounting officer